EXHIBIT 99.1

Arbinet Announces Third Quarter 2006 Financial Results

— Q306 Diluted EPS of $0.03 vs. Q206 Diluted EPS of ($0.02) —

NEW BRUNSWICK, N.J., November 9, 2006—Arbinet-thexchange, Inc. (Nasdaq: ARBX) today reported financial results for the third quarter ended September 30, 2006.

Third quarter 2006 fee revenues were $11.8 million, an increase of 3% compared to $11.5 million in the second quarter 2006. A total of 3.03 billion minutes were bought and sold on Arbinet’s exchange in the third quarter 2006, up from 2.99 billion in the second quarter 2006. Arbinet completed 369.8 million calls during the third quarter 2006, compared to 359.7 million for the comparable period of 2005 and 333.5 million in the second quarter 2006.

Third quarter 2006 net income was $0.7 million or $0.03 per diluted share, compared to a net loss of ($0.6) million or ($0.02) per diluted share in the second quarter 2006. The third quarter results reflect approximately $0.5 million of expenses related to the Company’s previously announced review concerning the misinterpretation of stock option expiration terms. Second quarter results included approximately $1.3 million of expenses related to Arbinet’s proxy contest in connection with its 2006 Annual Meeting of stockholders. Arbinet had a balance of cash and cash equivalents, including marketable securities, of $ 61.5 million as of September 30, 2006.

Curt Hockemeier, President and Chief Executive Officer of Arbinet, commented, “We are encouraged by our recent progress as the initiatives introduced during the quarter begin to gain traction. The introduction of our associate membership program drove member growth from 446 to 522 members, representing a 17% increase during the period. Management believes that Arbinet is one of the most interconnected companies in the world and, we expect continued member growth to increase liquidity in thexchange, which is vital for the growth of the core business. As evidence of this, Arbinet recently completed 5.4 million calls in a single day, a new record for Arbinet.”

“We have also made significant progress in our PeeringSolutions(SM) service, introduced in May. To date, the service has been adopted by 32 service providers with more than 71 million active telephone numbers. These Members are now able to directly receive calls from Arbinet that are specifically intended for their end-users, resulting in higher quality for our buyers and higher margins for the service providers. Additionally, initial response to our new product launches in August – PrivateExchange(SM) and AssuredAxcess(SM) – has been positive and a driver of new member growth and increased liquidity in the exchange.”

On October 2, 2006, Arbinet announced that it had identified errors related to certain stock option agreements arising out of a misinterpretation of the expiration terms of those agreements. Specifically, certain stock option agreements that had a five-year term were treated as having a nine-year term. The Company has concluded that the Company’s consolidated financial statements for the years ended December 31, 2004 and 2005, and the quarterly periods ended June 30, 2004, September 30, 2004, March 31, 2005 and June 30, 2005, should be restated to adjust previously recognized amounts of non-cash stock based compensation. The Company filed an amended Form 10-K for the year ended December 31, 2005 reflecting the necessary adjustments for 2004 and 2005 with the Securities and Exchange Commission earlier today.

For a more detailed description of these financial results, please see the Company’s Form 10-Q on file at http://investor.arbinet.com.

About Arbinet

Arbinet solutions simplify the exchange of digital communications in a converging world. These include exchanges, a transaction management platform and managed services, which streamline performance and improve profitability for Members.

Arbinet’s 700+ voice and data Members, including the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2005. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements about the Company’s strategic and business plans. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the effects and outcomes of the Company’s exploration of strategic alternatives; whether any of the strategic alternatives will result in enhanced shareholder value; members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including data on thexchange, DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM, and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity (including the average call duration and the mix of geographic markets traded); our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; system failures, human error and security breaches which could cause the Company to lose members and expose it to liability; and the Company’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A and other filings, which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:
Jack Wynne Arbinet 1.732.509.9230 jwynne@arbinet.com	David Pasquale or Denise Roche The Ruth Group 1.646.536.7006 / 1.646-536-7008 dpasquale@theruthgroup.com / droche@theruthgroup.com

ARBINET—THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
			(As Restated)
Trading revenues	$122,059,465	$126,044,325	$367,366,759	$359,452,591
Fee revenues	12,881,803	11,797,308	36,832,639	34,983,307

Total revenues	134,941,268	137,841,633	404,199,398	394,435,898
Cost of trading revenues	121,902,926	126,110,336	366,864,766	359,453,735

	13,038,342	11,731,297	37,334,632	34,982,163
Costs and expenses:
Operations and development	3,409,036	3,772,061	10,974,046	11,589,730
Sales and marketing	1,807,522	2,107,233	5,552,915	5,850,204
General and administrative	3,248,990	4,292,644	9,384,751	13,476,845
Depreciation and amortization	2,070,086	1,640,118	6,936,377	5,158,355
Reimbursement for /gain from litigation settlements	—	—	(1,450,000)	(93,000)

Total costs and expenses	10,535,634	11,812,056	31,398,089	35,982,134

Income (loss) from operations	2,502,708	(80,759)	5,936,543	(999,971)

Interest income (expense), net	401,984	812,649	836,403	2,190,987
Other income (expense), net	(216,789)	143,506	(1,033,353)	207,103

Income before income taxes	2,687,903	875,396	5,739,593	1,398,119
Provision for income taxes	319,861	216,900	811,161	215,018

Income from continuing operations	2,368,042	658,496	4,928,432	1,183,101
Income from discontinued operations, net of income tax of $4,477	—	—	—	121,388

Net income	$2,368,042	$658,496	$4,928,432	$1,304,489

Basic earnings per share:
Continuing operations	$0.10	$0.03	$0.20	$0.05

Discontinued operations	$—	$—	$—	$—

Net income	$0.10	$0.03	$0.20	$0.05

Diluted earnings per share:
Continuing operations	$0.09	$0.03	$0.19	$0.05

Discontinued operations	$—	$—	$—	$—

Net income	$0.09	$0.03	$0.19	$0.05

Weighted average number of common shares
Basic	24,677,289	25,314,733	24,546,009	25,159,233
Diluted	25,391,693	25,335,329	25,663,944	25,631,613

ARBINET—THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2005	As of September 30, 2006
Assets	(As Restated)
Current Assets:
Cash and cash equivalents	$40,364,777	$30,871,227
Marketable securities	23,230,913	30,581,955
Trade accounts receivable, net	24,831,554	25,488,202
Other current assets	1,461,118	2,839,009

Total current assets	89,888,362	89,780,393

Property and equipment, net	21,775,895	22,639,766
Other long-term assets	8,015,078	7,965,428

Total Assets	$119,679,335	$120,385,587

Liabilities & Stockholders’ Equity
Current Liabilities:
Short-term debt obligations	$914,778	$321,931
Accounts payable	13,785,594	12,816,502
Deferred revenue	3,967,970	3,068,505
Accrued expenses and other current liabilities	11,160,418	12,559,930

Total current liabilities	29,828,760	28,766,868

Other long-term liabilities	4,080,489	3,407,256

Total Liabilities	33,909,249	32,174,124

Stockholders’ Equity	85,770,086	88,211,463

Total Liabilities & Stockholders’ Equity	$119,679,335	$120,385,587

ARBINET—THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2005	2006
	(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,928,432	$1,304,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,936,377	5,158,355
Amortization of deferred compensation	218,556	—
Stock-based compensation expense	1,076,883	901,668
Gain on discontinued operations	—	(121,388)
Foreign currency exchange (gain) loss	331,737	(778,152)
Changes in operating assets and liabilities:
Trade accounts receivable, net	3,898,528	(784,391)
Other assets	1,097,612	(947,169)
Accounts payable	(2,805,347)	(989,369)
Deferred revenue, accrued expenses and other current liabilities	(769,880)	312,465
Other long-term liabilities	(756,462)	(442,803)

Net cash provided by operating activities	14,156,436	3,613,705

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of certain intangible assets of Summit	(1,100,000)	—
Purchases of property and equipment	(5,187,846)	(5,411,463)
Purchases of marketable securities	(44,072,000)	(43,051,215)
Proceeds from sales and maturities of marketable securities	23,323,000	35,734,000

Net cash used in investing activities	(27,036,846)	(12,728,678)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of indebtedness, net	(569,205)	(610,074)
Issuance of common stock, net of costs	176,109	131,423
Purchase of treasury shares	—	(238,610)
Net payments on obligations under capital leases	(1,781,619)	(87,337)

Net cash used in financing activities	(2,174,715)	(804,598)

Effect of foreign exchange rate changes on cash	(725,676)	426,021
Net decrease in cash and cash equivalents	(15,780,801)	(9,493,550)
Cash and cash equivalents, beginning of period	53,532,660	40,364,777

Cash and cash equivalents, end of period	$37,751,859	$30,871,227